EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.00001 per share, of Q&K International Group Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

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IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 16, 2021.

Guangjie Jin

By:	/s/ Guangjie Jin

Shanghai Yijia Investment Consultation Co. Ltd.

By:	/s/ Guangjie Jin
Name: Guangjie Jin
Title: Executive Director

Shanghai Yijia Chuangye Investment Center LLP

By:	/s/ Guangjie Jin
Name: Guangjie Jin
Title: Authorized Representative

Shanghai Jinglan Enterprise Management Consultation Co., Ltd.

By:	/s/ Guangjie Jin
Name: Guangjie Jin
Title: Authorized Representative

Bill.Com Inc.

By:	/s/ Guangjie Jin
Name: Guangjie Jin
Title: Director

[Signature Page to Schedule 13G Joint Filing Agreement]

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